As filed with the Securities and Exchange Commission
                       on April 17 , 1997
                     Registration No. 333-
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                          AMRESCO, INC.
(Exact name of registrant as specified in its charter)

      DELAWARE                   59-1781257
(State of Incorporation)   (IRS Employer Identification No.)

               700 North Pearl Street, Ste. 2400,
                   LB 342, Dallas, TX 75201
     (Address of Principal Executive Offices) (Zip Code)

         AMRESCO, INC. 1997 Stock Option and Award Plan
              AMRESCO, INC. 1997 Stock Option Plan
                     (Full Title of Plans)

                       L. KEITH BLACKWELL
          Vice President,General Counsel and Secretary
                         AMRESCO, INC.
               700 North Pearl Street, Ste. 2400,
                    LB 342, Dallas, TX 75201
                         (214) 953-7700
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE


                                                PROPOSED
TITLE OF                        PROPOSED        MAXIMUM
SECURITIES          AMOUNT      MAXIMUM         AGGREGATE    AMOUNT OF
TO BE               TO BE       OFFERING PRICE  OFFERING     REGISTRATION
REGISTERED          REGISTERED  PER SHARE (1)   PRICE        FEE

Common Stock,
$.05 par value        856,500      $19.875     $17,022,937    $  5,159

Common Stock,
$.05 par value      3,018,500      16.4375      49,616,594    $ 15,036

Total               3,875,000                  $66,639,531    $ 20,195



     (1) Determined in accordance with Rule 457(h), the registration fee is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on April 16, 1997.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by AMRESCO, INC. ("the Company") with the Securities and Exchange Commission ("the Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (b)   The Company's Current Report on Form 8-K dated March
12, 1997.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document incorporated pursuant to (a) above.

     (d) The description of the Common Stock, $.05 par value per share, of the Company which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.  Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the issuance of the securities being registered has been passed upon for the Company by Michael B. Cline, Deputy
General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's amended and restated bylaws and restated certificate of incorporation, as amended, obligate the Registrant to indemnify its directors and officers to the fullest extent provided by law. Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation; (i) shall be indemnified by the corporation for expenses actually and reasonably incurred by him in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him; (ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by him even if he is not successful on the merits, if he acted in good faith and if he believed he was acting in the best interests of the corporation or in a manner not opposed to the best interests of the corporation (or in a criminal proceeding, if he reasonably believed his conduct was not unlawful); and (iii) may be indemnified by the corporation for expenses actually and reasonably incurred by him (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a shareholder alleging breach by a director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and believed he was acting in the best interests of the corporation or in a manner not opposed to the best interests of the corporation; provided that no indemnification is permitted without court approval if the director was found to be liable to the corporation.

     Before the permissive indemnification described in clauses
(ii) and (iii) above may be made pursuant to Section 145, either
(i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum of disinterested directors, (ii) the stockholders or (iii) under certain circumstances, independent legal counsel in a written opinion must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

     The Registrant has entered into Indemnity Agreements with certain of its directors and officers (the "Indemnified Parties"). Under the terms of the Indemnity Agreements, the Registrant is required to indemnify the Indemnified Parties against certain liabilities arising out of their service for the Registrant or its subsidiaries. The Indemnity Agreements require the Registrant (I) to indemnify each Indemnified Party to the fullest extent permitted by law; (ii) to provide coverage for each Indemnified Party under the Registrant's directors and officers liability insurance policy ; (iii) to advance certain expenses incurred by an Indemnified Party; and (iv) to contribute to the amount of expenses, judgments, fine and settlements paid or payable by an Indemnified Party when indemnification is unavailable (including instances in which indemnification is found unlawful by a court of competent jurisdiction) other than for the reasons expressed in the Indemnity Agreements. The Indemnity Agreements provide limitations on the Indemnified Party's rights to indemnification in certain circumstances. The Registrant may enter into Indemnity Agreements providing similar rights to any future director, officer or key employee of the Registrant or its subsidiaries.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.   EXHIBITS.*

4(a) Registrant's Restated Certificate of Incorporation, as amended, is hereby incorporated by reference from Exhibit
     3(a) to the Registrant's Form 10-Q for the quarter ended
     September 30, 1995.

4(b) Registrant's Amended and Restated Bylaws is hereby incorporated by reference from Exhibit 3(c) to the Registrant's Annual Report on Form 10-K dated for the year ended December 31, 1996.

4(c) AMRESCO, INC. 1997 Stock Option and Award Plan is hereby incorporated by reference from Exhibit 10(ac) to the Registrants Annual Report on Form 10-K for the year ended
     December 31, 1996.

4(d) AMRESCO, INC. 1997 Stock Option Plan.

5     Opinion of counsel of Registrant.

23(a) Consent of counsel (included in Exhibit 5).

23(b) Consent of Deloitte & Touche LLP

24    Power of Attorney (contained on page II-8).

* Exhibits are numbered in accordance with Item 601 of Regulation
S-K.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
                         section 10(a)(3) of the Securities Act
                         of 1933;

                    (ii) To reflect in the prospectus any facts
                         or events arising after the effective
                         date of the registration statement (or
                         the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii)     To include any material information
                              with respect to the plan of
                              distribution not previously
                              disclosed in the registration
                              statement or any material change in
                              such information in the
                              registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of April, 1997.

                    AMRESCO, INC.



                    By:/s/ Robert H. Lutz, Jr.
                    Robert H. Lutz, Jr.
                    Chairman of the Board of Directors and Chief
                    Executive Officer (Principal Executive Officer)

Each person whose signature appears below does hereby make, constitute and appoint, Robert H. Lutz, Jr., Robert L. Adair III, and L. Keith Blackwell and each of them his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf and in his capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                               TITLE


 /s/ Robert H. Lutz , Jr.          Chairman of the Board of
Robert H. Lutz, Jr.                Directors and Chief
                                   Executive Officer
                                   (Principal Executive Officer)

 /s/ Robert L. Adair III           President, Chief Operating
Robert L. Adair III                Officer and a Director


 /s/ Barry L. Edwards              Executive Vice President and
Barry L. Edwards                   Chief Financial Officer
Barry L. Edwards                   (Principal Financial Officer)


 /s/ James P. Cotton,Jr.           Director
James P. Cotton, Jr.


 /s/ Richard L. Cravey             Director
Richard L. Cravey


 /s/ Gerald E. Eickhoff            Director
Gerald E. Eickhoff


 /s/ Edwin A. Wahlen, Jr.          Director
Edwin A. Wahlen, Jr.


 /s /Amy J. Jorgensen              Director
Amy J. Jorgensen


 /s/ John J. McDonough             Director
John J. McDonough


 /s/ Bruce W. Schnitzer            Director
Bruce W. Schnitzer


 /s/ Ronald B. Kirkland            Vice President and Chief
Ronald B. Kirkland                 Accounting Officer
                                   (Principal Accounting Officer)



                         EXHIBIT INDEX

EXHIBIT NUMBER*          DESCRIPTION

4(d)                     AMRESCO, INC. 1997 Stock Option Plan

5                        Opinion of Counsel to Registrant

23(a)                    Consent of Counsel
                         (included in Exhibit 5).

23(b)                    Consent of Deloitte & Touche LLP

24                       Power of Attorney
                         (contained on page II-4)

*Exhibits are numbered in accordance with Item 601 of Regulation
S-K.